KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE REPORTS FIRST QUARTER 2010 RESULTS

DALLAS, TEXAS . . . May 7, 2010 . . . Keystone Consolidated Industries, Inc. (OTCBB: KYCN), reported net income of $4.4 million, or $0.36 per diluted share, in the first quarter of 2010 as compared to a net loss of $4.4 million, or $0.36 per diluted share, in the first quarter of 2009.  Sales volume increased significantly during the first quarter of 2010 which resulted in a return to more normal production schedules throughout the quarter.  During the first quarter of 2009, economic conditions resulted in a sharp reduction of customer orders and the Company operated on an extremely reduced production schedule, which resulted in a much higher percentage of fixed costs included in cost of goods sold as these costs could not be capitalized into inventory.

Because the amount of the Company’s net periodic defined benefit pension and other postretirement benefit (“OPEB”) expense or credits are unrelated to the ongoing operating activities of the Company, Keystone measures its overall operating performance using operating income before pension and OPEB expense or credits.  A reconciliation of operating income (loss) as reported to operating income (loss) adjusted for pension and OPEB expense or credits is set forth in the following table.

	Three months ended March 31,
	2009	2010
	(In thousands)

Operating income (loss) as reported	$(6,718)	$7,475
Defined benefit pension expense (credit)	1,515	(1,212)
OPEB credit	(1,260)	(1,342)
Operating income (loss) before pension and OPEB	$(6,463)	$4,921

The Company’s total sales volume and average per-ton selling prices for the first quarter of 2009 and 2010 were as follows:

	Three months ended March 31,
	2009	2010

Total sales volume (000 tons)	58	131
Average per-ton selling prices	$1,039	$755

Operating performance before pension and OPEB for the first quarter of 2010 was significantly better than the first quarter of 2009 primarily due to a substantial increase in shipment volumes and production levels as discussed above.

Other items affecting the comparability of Keystone’s operating performance before pension and OPEB include:
•
decreased cost of raw material included in cost of goods sold during 2010 as products sold during the first quarter of 2009 were produced with ferrous scrap purchased during the last half of 2008 when market prices were at unprecedented high levels;

•
a $1.5 million impairment charge during the first quarter of 2009 as compared to only a $92,000 impairment charge during the first quarter of 2010 to reduce certain inventories to net realizable value;

•
bad debt expense of $949,000 during the first quarter of 2009 primarily due to the Chapter 11 proceedings of one of Keystone’s customers while bad debt expense during the first quarter of 2010 was $44,000;

•	lower selling prices during 2010 as selling prices during the first quarter of 2009 were driven by the extremely high levels of ferrous scrap costs during the last half of 2008;
•	higher incentive compensation expense during 2010 due to increased profitability; and
•
a $4.5 million decrease in the Company’s LIFO reserve and cost of goods sold during the first quarter of 2009 as compared to a $399,000 increase in the Company’s LIFO reserve and cost of goods sold during the first quarter of 2010.

Primarily due to a $58 million increase in Keystone’s pension plans’ assets during 2009, the Company currently expects to record a defined benefit pension credit of $4.9 million during 2010 as compared to the $5.9 million defined benefit pension expense recorded during 2009.  Accordingly, Keystone recorded a defined benefit pension credit of $1.2 million during the first quarter of 2010 as compared to the $1.5 million expense recorded during the first quarter of 2009.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	The ability of the Company’s customers to obtain adequate credit,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses operating income before pension and OPEB expense or credits, which is used by the Company’s management to assess its performance.  The Company believes disclosure of operating income before pension and OPEB expense or credits provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way the Company’s management assesses performance.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire and wire rod.  Keystone also manufactures wire mesh, coiled rebar, steel bar and other products.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is traded on the OTC Bulletin Board (Symbol: KYCN).

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KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Summary of Operations
(In thousands, except per share data)

	Three months ended March 31,
	2009	2010
	(unaudited)

Net sales	$60,475	$99,743
Cost of goods sold	(62,274)	(89,238)

Gross margin (loss)	$(1,799)	$10,505

Operating income (loss)	$(6,718)	$7,475

Income (loss) before income taxes	$(7,052)	$7,096

Income tax (expense) benefit	2,678	(2,721)

Net income (loss)	$(4,374)	$4,375

Basic and diluted net income (loss) per share	$(0.36)	$0.36

Basic and diluted weighted average shares outstanding	12,102	12,102